Exhibit 3.111

CERTIFICATE OF TRUST
OF
OHI ASSET IV (PA) SILVER LAKE TRUST

FIRST:
The undersigned, OHI Asset (PA), LLC, whose post-office address is 200 International Circle, Suite 3500, Hunt Valley, MD 21030, does hereby form a business trust under the general laws of the State of Maryland.

SECOND:	The name of the Business trust is OHI Asset IV (PA) Silver Lake Trust (the “Trust”).

THIRD:	The purpose for which the Trust is formed is as follows; To engage in any or all lawful business for which a business trust may be organized under the general laws of the State of Maryland.

FOURTH:	The street address of the principal office of the Trust in Maryland is c/o Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, MD 21030.

FIFTH:	The name of the resident agent of the Trust in Maryland is Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, MD 21030.

SIXTH:	The number of trustees of the Trust shall be on (1), which number may be increased. The name of the initial trustee is: OHI Asset (PA), LLC, a Delaware limited liability company.

IN WITNESS WHEREOF, I have signed this certificate and acknowledge the same to be my act.	I hereby consent to my designation in this document as resident agent for this business trust.

SlGNATURE OF TRUSTEE:	SIGNATURE OF RESIDENT AGENT
LISTED IN FIFTH:

/s/ Daniel J. Booth	/s/ Daniel J. Booth
OHI ASSET (PA), LLC	Omega Healthcare Investors, Inc.
Daniel J. Booth, Chief Operating Officer	Daniel J. Booth, Chief Operating Officer

RETURN TO:
Mark E. Derwent
Doran Derwent, PLLC
125 Ottawa Ave., N.W., Suite 420
Grand Rapids, Michigan 49503	CUST ID: 0002365219
Telephone: (616) 451-8690	WORK ORDER: 0001808257
Facsimile: (616) 451-8697	DATE: 12-17-2009 07:15 PM
AMT. PAID: $191.00